FIRST AMENDMENT TO SECOND AMENDED

AND RESTATED

OPERATING AGREEMENT

OF

SOUTHPARK COMMUNITY HOSPITAL, L.L.C.

THIS FIRST AMENDMENT OF THE SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF SOUTHPARK COMMUNITY HOSPITAL, L.L.C. (the "Amendment") is made as of the 29th day of September, 2006 (the "Effective Date"), by and among the undersigned individual residents of the State of Louisiana, Pacer Holdings of Lafayette, Inc. d/b/a Pacer Health Holdings of Lafayette, Inc. a Louisiana corporation ("Withdrawing Member"), Southpark Holdings II, L.L.C., a Louisiana limited liability company ("Assignee"), and Southpark Community Hospital, L.L.C., a Louisiana limited liability company (the "Company").

RECITALS:

1.

On August 15, 2002, the Company (then known as Southpark Surgical Center,

L.L.C.) was formed by the filing of Articles of Organization with the Louisiana Secretary of State.

2.

On August 4, 2003, an Operating Agreement regarding the operations of the Company was prepared and distributed to potential investors in the Company as an attachment to a Private Offering Memorandum, but was never executed by the members of the Company.

3.

On August 19, 2003, certain individual members of the Company entered into a First Amended and Restated Operating Agreement regarding the operations of the Company.

4.

On December 6, 2005, Withdrawing Member and certain individual members of the Company entered into a Second Amended and Restated Operating Agreement regarding the operations of the Company.

5.

Effective as of the Effective Date, the Withdrawing Member has transferred its sixty percent (60%) Class A Membership Interest in the Company (the "Transferred Interest") to Assignee (the "Transfer"), which Transferred Interest represents all of the Withdrawing Member's interest in the Company, and the Withdrawing Member has withdrawn as a Member of the Company.

6.

The Members have by written consent approved the Transfer and admitted Assignee as a Member of the Company as to the Transferred Interest.

7.

The Members desire to amend the Second Amended and Restated Operating Agreement to recognize the Transfer and the admittance of Assignee as a Member of the Company as to the Transferred Interest.

NOW, THEREFORE, in consideration of the mutual covenants and agreements, and the foregoing recitals, it is agreed as follows:

A.

The CompanyFs Members and their respective Membership Interests in the Company as of September 29, 2006 are listed on the First Amended "Schedule 2.1" attached hereto, which Schedule 2.1 is hereby substituted as a new Schedule 2.1 in lieu of the Schedule 2.1 attached to the original Second Amended and Restated Operating Agreement.

B.

By execution of this Amendment, the Members hereby consent to the Transfer, the admission of Assignee as a Member of the Company as to the Transferred Interest, and the withdrawal of Withdrawing Member as a Member of the Company.

C.

By execution of this Amendment, Assignee agrees to become a Member of the

Company as to the Transferred Interest, and a party to the Second Amended and Restated Operating

Agreement, as amended by this Amendment.

D.

The Members hereby elect Assignee as the sole Manager of the Company.

E.

The terms and provisions of the Second Amended and Restated Operating Agreement

are hereby ratified and confirmed insofar as said terms and provisions are not in conflict with this

Amendment.

IN WITNESS WHEREOF, Withdrawing Member, Assignee, the Members and the Company

have set their hands as of the Effective Date.

WITHDRAWING MEMBER

Pacer Holdings of Lafayette, Inc. d/b/a Pacer

Health Holdings of Lafayette, Inc.

By:

Name:

Title:

ASSIGNEE:

Southparkgojtngs II,',.L:C.

By:

Name:

Title: h0vt Atel'

COMPANY:

Southpark C

ity Hospital, L.L.C.

By:

Name:

Title: C.-

I (MA/�

[Individual signatures continue on attached pages]

IN WITNESS WHEREOF, Withdrawing Member, Assignee, the Members and the Company have set their hands as of the Effective Date.

MEMBER:

Print Name:

c X i Mo l,oMar ck

IN WITNESS WHEREOF, Withdrawing Member, Assignee, the Members and the Company have set their hands as of the Effective Date.

Print Name:_

ch G\ ar